THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

BRAINTECH INC.

LOAN GUARANTEE AND SUBSCRIPTION AGREEMENT

UNITS

INSTRUCTIONS TO PURCHASER

1.	The purchaser is to complete all the information in the boxes on page 2 and sign where indicated with an “X”.
2.	IF THE PURCHASER IS A UNITED STATES RESIDENT, the purchaser must complete the “US Securities Law Questionnaire” that starts on page 12.
3.	IF THE PURCHASER IS A CANADIAN RESIDENT AND AN ACCREDITED INVESTOR, then complete the “Accredited Investor Questionnaire” that starts on page 15.
4.	Execute the Agreement to Guarantee Loan and Issue Units that starts on page 3.
4.	All other information must be filled in where appropriate.

LOAN GUARANTEE AND SUBSCRIPTION AGREEMENT

TO:	BRAINTECH INC. (the “Issuer” or the “Company”), of 930 West 1st Street, Suite 102, North Vancouver, British Columbia V7P 3N4

Subject and pursuant to the Terms set out on pages 3 and 4, the General Provisions on pages 8 to 14 and the other schedules and appendices attached which are hereby incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

Units (1 Unit for $1.00 of LC advanced)
US$___________________LC advanced as security for Braintech borrowings from Royal Bank
The Purchaser owns, directly or indirectly, the following securities of the Issuer:

[Check if applicable] The Purchaser is [ ] an insider of the Issuer or [ ] a member of the professional group

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

Telephone Number

EXECUTED by the Purchaser this _______ day of _____________, 2006. By executing this Subscription Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the “Address of Purchaser”. Unless the jurisdiction shown as the “Address of Purchaser” is British Columbia, then the Purchaser certifies that the Purchaser is NOT resident in British Columbia.

WITNESS:	EXECUTION BY PURCHASER:
X
Signature of Witness	Signature of individual (if Purchaser is an individual)
X
Name of Witness	Authorized signatory (if Purchaser is not an individual)

Address of Witness	Name of Purchaser (please print)

Name of authorized signatory (please print)
Accepted this _____ day of ____________, 2006
BRAINTECH INC.	Address of Purchaser (residence)
Per:
Telephone Number
Authorized Signatory
E-mail address

Social Security/Insurance No.:

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 3 and 4, the General Provisions on pages 8 to 14 and the other schedules and appendices incorporated by reference.

AGREEMENT TO GUARANTEE LOAN AND ISSUE UNITS

Whereas:

A.	Braintech Inc (‘the Company”) has applied to the Royal Bank Of Canada, (“RBC”) for a loan of up to US$2,500,000.

B.	The loan is required to fund redemption of approximately US$2,500,000 of Secured Convertible Debentures (the “Debentures”).

C.

RBC has agreed to lend the Company US$2,500,000 (the “Loan”) provided that they receive Irrevocable Standby Letters of Credit (the “LCs”) which guarantee repayment in the amount of US$2,500,000, pursuant to an offer of credit facilities letter dated September 12, 2006. Purchasers should review the said offer letter prior to subscribing for Units.

D.	The Loan will be drawn down by the Company to fund the Debentures redemption.

Now therefore, in consideration of the terms and conditions contained in this Agreement, the Company and each Subscriber agree to the specific terms as follows:

1.

The Company will pay to Purchasers providing LCs (the “LC Providers”) one Unit for each dollar of LC provided to guarantee the Loan (the “Unit”). The LC Providers will provide LCs acceptable to the Royal Bank Of Canada pursuant to the offer of credit facilities letter dated September 12, 2006. Minimum LC to be provided by any LC Provider is US$100,000.00.

2.

Each Unit shall consist of two (2) shares (the “LC Shares”) of the common stock of the Company, three (3) share purchase warrants entitling the holder to purchase one (1) additional share of the common stock of the Company for each share purchase warrant held at a price of $0.30 per share (the “$0.30 Warrant”), and one and one-half (1 ½) share purchase warrants entitling the holder to purchase one (1) additional share of the common stock of the Company for each whole share purchase warrant held at a price of $0.50 per share (the “$0.50 Warrant”). The $0.30 Warrants and the $0.50 Warrants have a term of five years. The LC Shares, the $0.30 Warrants and the $0.50 Warrants and the common shares issuable upon exercise of the Warrants are together called the “Securities”.

3.

Certificates representing the LC Shares, the $0.30 Warrants and the $0.50 Warrants will be delivered to the LC Providers within 5 business days of their LC being approved by RBC. The Company will use its best efforts to register the Securities with the United States Securities and Exchange Commission within 6 months of issue so that the Securities will be freely tradable under the registration statement. In the event a registration statement regarding securities [shares and warrants] are not filed with, and not approved by the SEC for any reason, within 6 months from closing, the company will pay an additional one (1) share of the common stock of the Company for each dollar of LC provided [total of 3 shares] to the company in order to guarantee the Loan. In the event the securities [shares and warrants] are not registered on an effective registration statement for any reason, within 12 months from closing, the company will pay an additional one (1) share of the common stock of the Company [up to total of 4 shares] for each dollar of LC provided to the company in order to guarantee the Loan.

4.

The Company will reimburse all expenses, including without limitation, reasonable legal fees incurred by the LC Providers in connection with obtaining and maintaining the LCs, and with enforcing the GSA (defined below) or any other rights granted pursuant to this Agreement.

5.

The LC Providers will rank pari-passu with each other with regard to Loan draw downs, bank loan repayments, LC security and all other transactions associated with the provision of the LCs. The LC Providers’ security will rank behind security granted by the Company to the RBC for the Loan.

6.

The Company agrees to use its best efforts to reduce the Loan as soon as practicable and that all cash flow not required for Company operations will be applied to reduce the Loan. The Company also agrees that funds received from any customer contract, equity financing, debt financing or debt refinancing, that are not required for operations, will be applied to reduce the Loan.

7.	The Company and the LC Providers agree that Rick Weidinger be appointed "Managing Member" as per Schedule “A”, Appointment of Managing Member section attached.
8.

The Company agrees to first receive approval from the Managing Member regarding a financing or other event that would subordinate the LC Providers general security position. No such subordination will be allowed by fully secured LC Provider Group unless written approval from Managing Member received by Company.

9.

For a period of one year from signing this Agreement, the Company will only seek a maximum of US$1,200,000.00 equity or debt financing for funding operations. Such use of funds and valuation of equity raise shall be reviewed and approved by the Managing Member as representative of the LC Provider Group. For any further funding required for operations or growth the Company must seek the approval of the Managing Member of the LC Providers before doing so. The failure of obtaining such an approval regarding financing for operations will be considered a default.

10.

In the event the Company defaults on the Loan and the LCs are called to satisfy the repayment of the Loan, the Managing Member may take actions as specified in Schedule “A”, Default Provisions section attached.

11.

This Agreement’s Default Provisions will continue in force until the Loan is paid in full and the LCs are released by the RBC. At which time the LC Providers will give the Company a full release from the General Security Agreement attached as Schedule “D”

12.

At Closing, the Company will cause to be registered against all of the Company’s assets and intellectual property, a General Security Agreement (“GSA”), (attached as Schedule “D”, General Security Agreement) in favor of the LC Providers, which, upon redemption of the Secured Convertible Debentures, will rank in second place to the GSA granted to the RBC. The GSA will cover all assets including intellectual property of the Company. If the LCs are called to satisfy the repayment of the Loan, then immediately the LC Providers will rank in first place to the GSA and the Managing Member may begin immediate actions regarding the business of the Company.

13.	The Company will:
(a)

provide the Managing Member with immediate disclosure of any material adverse change in the financial condition of the Company, including without limitation quarterly reports in writing and when reasonably requested by the Managing Member, meetings of all LC Providers;

(b)

request, (as per letter attached as Schedule “C”), the RBC to notify the Managing Member of LC draw downs and copy the Managing Member with all correspondence with the Company that indicates that the Loan may not be in good standing or that there may be an impending or existing default. The Managing Member shall be provided all correspondence between Company and RBC.

(c)

reduce the exercise price on existing Company stock purchase warrants exercisable at $1.00 for all LC Providers to the new exercise price of $0.30. The Warrants are exercisable for a term of five years, no other Terms are changed.

14.

This Agreement is subject to and includes the terms of the General Provisions and the Accredited Investor Questionnaires attached. The Company reserves the right to accept or reject any Subscription for any reason in its discretion.

LC Provider

______________________________________

Signature

Braintech, Inc.

Per:
Authorized Signatory

GENERAL PROVISIONS

1.	DEFINITIONS

1.1          In the Subscription Agreement (including the first (cover) page, the Terms on pages 3 and 4, the General Provisions on pages 8 to 14 and the other schedules and appendices incorporated by reference), the following words have the following meanings unless otherwise indicated:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;
(b)

“Applicable Legislation” means the Securities Legislation Applicable to the Issuer and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

(c)	“Closing” means the completion of the sale and purchase of the Purchased Securities;
(d)	“Closing Date” has the meaning assigned in the Terms;
(e)	“Closing Year” means the calendar year in which the Closing takes place;
(f)	“Commissions” means the Commissions with Jurisdiction over the Issuer and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;
(g)	“Final Closing” means the last closing under the Private Placement;
(h)	“General Provisions” means those portions of the Subscription Agreement headed “General Provisions” and contained on pages 8 to14;
(i)	“Private Placement” means the offering of the Units on the terms and conditions of this Subscription Agreement;
(j)	“Purchased Securities” has the meaning assigned in the Terms;
(k)	“Regulatory Authorities” means the Commissions;
(l)	“Securities” means the Shares and the Warrants comprising the Units and the Warrant Shares;
(m)	“Subscription Agreement” means the first (cover) page, the Terms on 3 and 4, the General Provisions on pages 8 to 14 and the other schedules and appendices incorporated by reference;

(n)	“Terms” means those portions of the Subscription Agreement headed “Terms” and contained on pages 3 and 4;

(o)	“Units” means the units to be issued as defined in the Terms on pages 3 and 4;
(p)	“Warrants” means the non-transferable share purchase warrants forming part of the Units; and
(q)	“Warrant Shares” means the common shares of the Issuer to be issued on exercise of the Warrants.

1.2          In the Subscription Agreement, the following terms have the meanings defined in Regulation S: “Directed Selling Efforts”, “Foreign Issuer”, “Substantial U.S. Market Interest”, “U.S. Person” and “United States”.

1.3	In the Subscription Agreement, unless otherwise specified, currencies are indicated in United States dollars.

1.4          In the Subscription Agreement, other words and phrases that are capitalized have the meanings assigned to them in the body hereof.

2.		Acknowledgements, REPRESENTATIONS AND WARRANTIES OF PURCHASER
2.1	Acknowledgements concerning offering

The Purchaser acknowledges that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;
(b)	there is no government or other insurance covering the Securities;
(c)	there are risks associated with the purchase of the Securities;
(d)

there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

(e)

the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus or offering memorandum and to sell securities through a person registered to sell securities under the Applicable Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;

(f)

no prospectus or offering memorandum has been filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is exempted from the prospectus and registration requirements of the Applicable Legislation and:

(i)	the Purchaser is restricted from using most of the civil remedies available under the Applicable Legislation;
(ii)	the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Legislation; and
(iii)	the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Legislation;
(g)

the Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Purchased Securities or any of the Securities;

2.2	Representations by the purchaser

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)	to the best of the Purchaser’s knowledge, the Securities were not advertised;
(b)	no person has made to the Purchaser any written or oral representations:
(i)	that any person will resell or repurchase the Securities;
(ii)	that any person will refund the purchase price of the Purchased Securities;

(iii)	as to the future price or value of any of the Securities; or
(iv)

that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on any stock exchange, other than the Shares and Warrant Shares on the OTCBB;

(c)	this subscription has not been solicited in any other manner contrary to the Applicable Legislation or the 1933 Act;
(d)

the Purchaser (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

(e)

the offer made by this subscription is irrevocable (subject to the Purchaser’s right to withdraw the subscription and to terminate the obligations as set out in this Subscription Agreement) and requires acceptance by the Issuer;

(f)

the Purchaser has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant to the Subscription Agreement and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Subscription Agreement on behalf of the Purchaser;

(g)

the Purchaser will not become a “control person” of the Issuer as defined in the Applicable Legislation, by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

(h)	the Purchaser is an “Accredited Investor”, as the term is defined in Regulation D under the 1933 Act, or some other exemption from 1933 Act prospectus requirements applies to the Purchaser;
(i)

the Purchaser has not acquired the Purchased Securities as a result of, and will not itself engage in, any “directed selling efforts” in the United States in respect of any of the Purchased Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares or Warrant Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares or Warrant Shares pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(j)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;
(k)

the Purchaser has no intention to distribute either directly or indirectly any of the Purchased Securities, the Shares and Warrants underlying the Purchased Securities or the Warrant Shares in the United States, except in compliance with the 1933 Act;

(l)

the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(m)	this Subscription Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;
(n)

the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(o)

the Purchaser is capable of assessing the proposed investment as a result of the Purchaser’s financial and business experience or as a result of advice received from a registered person other than the Issuer or any affiliates of the Issuer; and

(p)

if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required.

2.3	Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 and 4, the General Provisions on pages 8 to 14 and the other schedules and appendices incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 and 4, the General Provisions on pages 8 to 14 and the other schedules and appendices incorporated by reference) which takes place prior to the Closing.

2.4	Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3.	WARRANTS
3.1	The Warrants will be non-transferable.
3.2	If the Purchaser exercises any Warrants, the Issuer will:

(a)	issue to the Purchaser the number of Warrant Shares equal to the number of Warrants exercised; and
(b)	deliver to the Purchaser a share certificate representing the Warrant Shares.
4.	ISSUER'S ACCEPTANCE

The Subscription Agreement, when executed by the Purchaser, and delivered to the Issuer, will constitute a subscription for Units which will not be binding on the Issuer until accepted by the Issuer by executing the Subscription Agreement in the space provided on the face page(s) of the Agreement and, notwithstanding the Agreement Date, if the Issuer accepts the subscription by the Purchaser, the Subscription Agreement will be entered into on the date of such execution by the Issuer.

5.	CLOSING

6.1          On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

6.2          Within 5 days of Closing, the Issuer will deliver to the Purchaser the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee, or as directed by the Purchaser. The Issuer will provide to the Purchaser an opinion of counsel in a form satisfactory to counsel for the Purchaser.

6.	MISCELLANEOUS

7.1          The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

7.2          The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

7.3          The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

7.4          Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer considers necessary.

7.5          This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

7.6          Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

7.7          Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

7.8	The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

7.9          This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

7.10        A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 2.

7.11	This Subscription Agreement is to be read with all changes in gender or number as required by the context.

7.12        This Subscription Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Subscription Agreement.

7.13        Each Purchaser acknowledges that the Securities are subject to resale restrictions in British Columbia and may not be traded in British Columbia except as permitted by the Securities Act (British Columbia) and the rules made thereunder. In particular, pursuant to Multilateral Instrument 45-102, as adopted by the British Columbia Securities Commission, a subsequent trade in any of the Securities will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation, unless certain conditions are met, including the following: (a) at least four months (the "Canadian Hold Period") shall have elapsed from the date on which the Securities were issued to the Purchasers; and (b) during the currency of the Canadian Hold Period, any certificate representing the Securities is imprinted with a legend (the "Canadian Legend") stating

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE."

By executing and delivering this Agreement, each Purchaser will have directed the Company not to include the Canadian Legend on any certificates representing the Securities to be issued to such Purchaser. As a consequence, the Purchaser will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Securities during or after the Canadian Hold Period will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

End of General Provisions

U.S. SECURITIES LAW QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

1.	The Subscriber covenants, represents and warrants to the Company that:
(a)	the Subscriber is a U.S. Person;
(b)

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Subscription Agreement and it is able to bear the economic risk of loss arising from such transactions;

(c)

the Subscriber is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration thereof pursuant to the Securities Act of 1933 (the “1933 Act”) and any applicable State securities laws unless an exemption from such registration requirements is available or registration is not required pursuant to Regulation S under the 1933 Act or registration is otherwise not required under this 1933 Act;

(d)	the Subscriber satisfies one or more of the categories indicated below (please check the appropriate box):
☐

Category 1             An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000;

☐	Category 2 A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US$1,000,000;
☐

Category 3             A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Category 4             A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of US$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-

directed plan, whose investment decisions are made solely by persons that are accredited investors;

☐	Category 5 A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);
☐	Category 6	A director or executive officer of the Company;
☐

Category 7             A trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

☐	Category 8 An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories; and
(e)

the Subscriber is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

2.	The Subscriber acknowledges and agrees that:
(a)	if the Subscriber decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:
(i)	the sale is to the Company;
(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;
(iii)

the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder if available and in accordance with any applicable state securities or “Blue Sky” laws; or

(iv)

the Securities are sold in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

(b)

any of the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless registered under the 1933 Act and any applicable state securities laws unless an exemption from such registration requirements is available;

(c)

the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein; ‘

(d)

upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. State laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(e)	the Company may make a notation on its records or instruct the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein; and
(f)

the Subscriber, if an individual, is a resident of the state or other jurisdiction in its address on the Subscriber’s execution page of the Subscription Agreement, or if the Subscriber is not an individual, the office of the Subscriber at which the Subscriber received and accepted the offer to acquire the Securities is the address listed on the Subscriber’s execution page of the Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________ day of __________________, 2006.

If a Corporation, Partnership or Other Entity:	If an Individual:
X
Print or Type Name of Entity	Signature
X
Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. No.

NATIONAL INSTRUMENT 45-106

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure Braintech Inc. (the “Company”) that the undersigned (the “Subscriber”) will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 (“NI 45-106”), as adopted by the Securities Commissions in Canada, in respect of a proposed private placement of securities by the Company (the “Transaction”). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Company that:

1.

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2.	the Subscriber satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):
☐	(a) a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
☐	(b) the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);
☐

(c) a subsidiary of any person referred to in any of the foregoing categories, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐

(d) an individual registered or formerly registered under securities legislation in a jurisdiction of Canada, as a representative of a person or company registered under securities legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland);

☐	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
☐	(f) the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;
☐

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l’ile de Montreal or an intermunicipal management board in Québec;

☐	(h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;
☐	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
☐

(j) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDNUS$1,000,000;

☐	(k) an individual whose net income before taxes exceeded CDNUS$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded US$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l) an individual who, either alone or with a spouse, has net assets of at least CDN US$5,000,000;
☐	(m) a person, other than a person or investment fund, that had net assets of at least CDNUS$5,000,000 as reflected on its most recently prepared financial statements;
☐

(n) an investment fund that distributes it securities only to persons that are accredited investors at the time of distribution, a person that acquires or acquired a minimum of CDN$150,000 of value in securities, or a person that acquires or acquired securities under Sections 2.18 or 2.19 of NI 45-106;

☐

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐

(q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
☐	(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors.
☐	(u) an investment funds that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or
☐

(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force;

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber’s eligibility to acquire the Units under relevant Legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________ day of __________________, 2006.

If a Corporation, Partnership or Other Entity:	If an Individual:
X
Print or Type Name of Entity	Signature
X
Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Insurance Number:

Schedule “A”

Appointment of Managing Member and Default Provisions

Appointment of Managing Member

1.

The Company agrees that Rick Weidinger assume the position of "Managing Member" for the LC Providers. The Company agrees to recognize the Managing Member as having the right to make decisions on behalf of LC Providers.

2.

Each LC Provider hereby irrevocably appoints Rick Weidinger, the “Managing Member”, as the true representative of the LC Provider for and in the name of or otherwise on behalf of the LC Provider with full power to do and execute any and all acts, consents and/or waivers, that are requested by the Company to be given under this Agreement and the Schedules hereto and to receive any notices from the Company that are required to be given under this Agreement.

3.

Each LC Provider agrees and acknowledges that so long as the Managing Member acts in good faith and without intentional gross misconduct, intentional gross negligence, or intentional harm the Managing Member shall not be liable for any action taken in respect of the shares, or warrants, or Loan, or financings, or operations, or the rights under this Agreement of the LC Provider, and the LC Providers and the Company will indemnify and save harmless the Managing Member from all acts or omissions undertaken as a representative of the LC Provider without limitation. Each parties obligation is joint and several.

4.	The position of Managing Member expires once RBC releases all of the LC Providers’ LCs and no monies are owing to the LC Providers by the Company.

Default Provisions

5.

In the event that the Company defaults on the Loan and the LCs are called to satisfy the repayment of the Loan, the Company will pay 10% interest to the LC Providers for the balance of the outstanding LCs.

6.

In the event that the LCs are drawn down by the RBC or upon any other specified default by the Company , the Company, will then require and accept the resignations of the then current directors of the Company and appoint the LC Providers as members of a new Board of Directors. The new Board of Directors will immediately decide upon and approve appropriate compensation for the Managing Member and decide upon the management of the Company

7.

In the event that the Company defaults on the Loan and the LCs are called to satisfy the repayment of the Loan, the Company consents to the GSA granted to the RBC being extinguished by virtue of the Loan repayment and the GSA granted to the LC Providers to rank in first place.

8.

In the event that the Company defaults on the Loan and the LCs are called to satisfy the repayment of the Loan, the RBC agrees to discharge their GSA as per Schedule “B”, RBC Agreement to Discharge Security.

9.

In any case where the LCs are drawn upon by the RBC to any level, the Company will immediately appoint the Managing Member as the manager of the Company’s assets with full power under the GSA to take such action as is necessary to recover the amounts due to the LC Providers and manage the business and affairs of the company, in the best overall interests of the LC Providers.